Exhibit 99.2

REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q3 2023 LogicMark Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 09, 2023 / 9:30PM GMT

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CORPORATE PARTICIPANTS

Pierre Dubois FINN Partners, Inc - IR

Chia-Lin Simmons LogicMark, Inc - CEO

Mark Archer LogicMark, Inc - CFO

CONFERENCE CALL PARTICIPANTS

Marla Marin Zacks Investment Research, Inc - IR

PRESENTATION

Operator

Day and welcome to the LogicMark third quarter 2023 financial results and corporate update conference call. (Operator instructions)

I would now like to hand the conference over to your speaker today, Pierre Dubois, Investor Relations. Please go ahead.

Pierre Dubois FINN Partners, Inc - IR

Thank you, Abigail, and good afternoon, everyone. We appreciate you participating in today’s conference call. Joining me from LogicMark are Chia-Lin Simmons, Chief Executive Officer, and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results and anticipated product launches. Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements. For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent reports filed with the SEC as well as LogicMark’s press release that accompanies this call particularly the cautionary statements in it.

The content of this call contains time-sensitive information that is accurate only as of today, November 9, 2023. Except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occur after this call.

With that said, I’ll hand over the call to Chia-Lin.

Chia-Lin Simmons LogicMark, Inc - CEO

Thank you, Pierre, and good afternoon, everyone. I’m excited to speak with you today on the heels of our first new product launch. Since our team came together and the first for the Company in many years. When our team began this journey, the opportunity to build a company that continues to meet the needs of our valued veterans and aging population was front and centre, but also the potential to develop an expanded suite of products to improve safety for an even broader population was very compelling and it still is.

Our vision is to expand beyond just hardware to a broader ecosystem that better prepares us to capture opportunities in the growing care economy. We’re doing just that with our new Care Village Ecosystem , a proprietary software stack that includes an iOS and Android app, on-device proprietary middleware, a Proprietary AI enabled cloud infrastructure as well as subscription services, all of which will allow us to add additional revenue streams and obtain margin uplift.

Our research and development teams worked extremely hard to release the new Freedom Alert Plus, the first product to be offered under our New Care Platform as a Service or CPaaS platform. Freedom Alert Plus is an advanced device offering features such as our new patented fall detection algorithms and GPS location.

It also provides 2-way communications with a caregiver and 24/7 monitor emergency services with our partner, U.S. Monitoring, a prestigious 5 diamond monitoring centre. Our new Care Village app can be downloaded for free at the Apple App Store or Google Play Store, which connects the Freedom Alert Plus, allowing caregivers to always connect to their loved ones PERS device, providing a caregiver access to monitor file status, device battery and more.

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And of course, we have accessories to accompany the device, including both a lanyard to wear around your neck and a clip that can be attached for belts, purse or backpacks. Freedom Alert Plus is one of several in an expanded line of solutions that we are developing to meet the specific needs of our customers. LogicMark has 3 other products to choose from currently, whether or not that be Wi-Fi, 4G or landline connected devices at various price points.

The Freedom Alert and LogicMark Guardian Alert 911 are at our home solutions. And for those on the go, we have our Guardian Alert 911+. Our devices have recently been recognized by Forbes as among top-rated medical alert systems with no monthly fee. We believe that those with limited means should have access to a PERS device that fits within their budgets. So, we continue to offer these products with no monthly subscription fees. Further, for those who need help with the purchase of their device, we have a new partnership with Afterpay, which offers a no interest payment plan.

So what’s next ? Our ability to use artificial intelligence, sensors and machine learning is revolutionizing the direction of our product road map. Along the way, our team is finding new innovative solutions using this technology and at the same time, expanding our IP portfolio. At the moment, we are preparing to launch a new device, our second PERS device launch this year. We are delighted to report that the initial feedback during testing has been very positive, particularly regarding its weight, compact design, GPS location service and fault detection feature. This new product is a smaller form factor which some customers prefer, not dissimilar to phones which come in various sizes to meet consumer preferences.

Our efforts not only focus on new devices, but we continue to look for ways to improve operating efficiencies and find sustainable solutions. For example, we are working towards environmentally friendly packing solutions, including biodegradable boxes and bags, and reducing packaging waste. And as we’ve mentioned, transitioning from shipping versus airfreight after COVID-19 is also helping us reduce shipping costs and sustain our margins.

LogicMark’s planned expansion includes entry into other areas such as health monitoring and offering expanded features to complement what we’re doing with our PERS devices, not only solutions that are reactive, but those that are predictive or preventative, such as medicine reminders.

Given our plans to enter several new verticals and the progress we are making, we are excited to have recently welcomed two new Board members : Carine Schneider and Tom Wilkinson, expanding the total number of Directors to six.

We look forward to the Board’s collective expertise in many areas, including corporate governance, finance, operations, hardware and software solutions. I’m very excited about our talented team and growing product lineup as we advance to the next stage of the Company’s developments.

At this time, I’ll hand over the call to Mark to provide a brief review of the financials.

Mark Archer LogicMark, Inc - CFO

Thank you, Chia-Lin. Our third quarter results included a gross margin of 67% on revenues of $2.4 million. This compares to a gross margin of 62% on revenues of $2.8 million for the same quarter last year. The year-over-year decline in sales during this third quarter was due to the onetime sale of replacement units last year which boosted prior year quarter results. The national cellular network carriers, as they upgraded to 5G discontinued their support for 3G.

So our customers with older 3G Guardian Alert 911+ units needed to replace those units with our current model that supports 4G services. This replacement process was completed in September of last year, so we anticipate an end to the reduction in year-over-year sales starting with this current December quarter.

Back to our continued improvement in gross margin, we focused on three areas to drive that improvement. First, we’ve been able to shift from air freight back to transpacific shipping from our Asia-based contract manufacturers. During the peak of COVID, shipping costs and port delays increased, which necessitated us to move to expensive airfreight in order to ensure that we could meet customer demand on a timely basis.

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Second, we switched to procuring inventory more opportunistically versus our traditional previous just-in-time approach. Now we purchase some of our components when prices are most favourable rather than when we need the part.

And third, our domestic shipping costs to customers have improved. Previously, we were using one shipping vendor exclusively. Now we’ve implemented software that selects whether the United States Postal Service, UPS or FedEx is the lowest cost option on each particular order.

Turning to total operating expenses, the third quarter came in at $3.4 million, decreasing 12% or $0.5 million compared with the same quarter last year and down 13% from this year’s June quarter. The lower operating expense year over year was due mainly to a reduction in general and administrative expenses, slightly offset by higher selling and marketing expenses to support our new product launches.

Net loss attributable to common shareholders for the third quarter was $1.5 million versus a net loss of $2.2 million in the same quarter last year. On a fully diluted basis, the net loss per share was $1.10 compared with a net loss of $4.53 a share in the prior year quarter.

Third, our EPS values, have been adjusted for our one for 20 reverse stock split completed this last April. In terms of liquidity as of the end of September, the cash balance was $6.7 million compared to $7 million at the end of December 2022. We had no debt on our books.

So as we move into the last quarter of the year, we remain focused on launching new products increasing year over year revenues, continuing to improve margins, and reaching breakeven profitability. And with that, I’d like to hand it back to Abigail, who will open the call up for questions to queue.

QUESTIONS AND ANSWERS

Operator

Thank you. At this time, we’ll conduct a question-and-answer session. One moment for our first question. Marla Marin with Zacks.

Marla Marin Zacks Investment Research, Inc - IR

Hi, thank you. Can you talk a little bit about the launch of the Freedom Alert Plus Product ? First of all, were there any surprises that, you know, you saw like following your product introduction? And also, do you think that you can use this experience with introducing this new product as a template for other potential product launches going forward? Thank you.

Chia-Lin Simmons LogicMark, Inc - CEO

Hello Marla. I’m happy to answer that question. So, we did not see a huge unanticipated -- surprise when it came to the launch of this particular product. We had gone through a fairly rigorous QA testing of the product, the back-end services, and a 24/7 monitor service. As you -- as I might have spoken about during this particular call, when we talked about the launch of the FA Plus, it’s really not just the launch of that particular hardware itself, but with the launch basically of our Care Village Technology platform.

So we have launched the app. We launched the proprietary suite of middleware technology, the AI-enabled cloud-based services and then sort of the recurring subscription services in the form of the 24/7 monitor service, the fall detection sort of technology and so forth and so we did not see any surprises there.

However, I will say that this in-home solution we have -- because it’s the first time sort of rolling out a 24/7 monitor service and a subscription fall detection service, we have launched this on a consumer platform side and so as we are going out and reaching out to our B2B and B2G partners, we are introducing some of the technology to them and demonstrating this to them as we are going along.

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And so in the future, we may be simultaneously launching our technology platforms across all of the channels in pair, at the same time. But at least with this particular first launch because we’re launching all of these different facets of concurrently at the same time, we did launch consumer first and then I’m rolling out to B2B and B2G. And so even this week, we actually have -- we’re attending our Veterans Administration Show in Orlando, where the government sector is being introduced to our new technology this week.

Marla Marin Zacks Investment Research, Inc - IR

Thank you.

Operator

Thank you. I’m showing no further questions at this time. I would like to turn the call back to Chia-Lin Simmons for closing remarks.

Chia-Lin Simmons LogicMark, Inc - CEO

Thank you. In conclusion, I would like to thank all our employees, customers, and investors for their continued support. We look forward to reporting on the fourth quarter and full year results early next year. In the meantime, our dedicated teams will continue to work passionately to progress our vision, which is to provide solutions for every segment of the population to help improve the quality of their lives. This includes our valued veterans, our elderly aging in place and those who seek enhanced safety and health.

As we head into the Veterans Day holiday, we reflect on their service and sacrifice as well as the sacrifice of our veterans families in honor to our country. Today, we announced the donation to the Bob Woodruff foundation in support of their mission which aligns with ours. To ensure that our nation’s veterans and service members and their families, which stood for us has stable and successful futures.

We have worked with the Veterans Administration for over a decade to facilitate our veteran’s independence, and we look forward to continuing our great relationship with them. As we enter the holiday season, our entire team at LogicMark wishes all of you the very best. Thank you so much.

Operator

Thank you for your participation in today’s conference. This does conclude the program. You may now disconnect.

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